UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2008

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut 06901
(Address and zip code of principal executive offices)

203-356-1318
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.01              Completion of Acquisition or Disposition of Assets

On January 22, 2008, MXenergy Inc., a subsidiary of MxEnergy Holdings Inc. (the “Company”), completed the acquisition (the “Acquisition”) of substantially all of the assets of the GasKey division (the “GasKey Assets”) of PS Energy Group, Inc. (“PS Energy”), pursuant to an Asset Purchase Agreement (as amended to date, the “Purchase Agreement’) by and between MXenergy Inc. and PS Energy.   The Purchase Agreement is effective as of October 31, 2007.  The GasKey Assets are comprised of PS Energy’s natural gas operations based in Atlanta, Georgia, and provide for the supply of natural gas to approximately 50,000 residential customer equivalents, primarily in the Atlanta region.  Each residential customer equivalent represents a natural gas customer with a standard consumption of 100 MMbtus per year.

Pursuant to the terms of the Purchase Agreement, the Company, through MXenergy Inc., (a) purchased the GasKey Assets for a base amount of approximately $3.75 million plus working capital plus contingent consideration payable on a quarterly basis in arrears for volumes consumed on customer contracts acquired, subject to certain adjustments in accordance with the terms and conditions of the Purchase Agreement (the “Purchase Price”), and (b) assumed certain liabilities of PS Energy related to the GasKey Assets.   Upon the signing of the Purchase Agreement, a portion of the Purchase Price was paid pursuant to a promissory note executed by PS Energy and made payable to MXenergy Inc.  (the “Note”), which represents both a cash portion of the Purchase Price and the posting by the Company of certain letters of credit in order to guarantee certain of the supply obligations of PS Energy.  At the closing of the Acquisition, the balance of the Purchase Price was paid in a combination of cash and an offset against the Note. The Purchase Price was also subject to certain adjustments as set forth in the Purchase Agreement.

The description of the Purchase Agreement is qualified in its entirety by reference to the complete terms of the Purchase Agreement which is included as Exhibit 2.1 to this Current Report.

Item 8.01               Other Events

On January 23, 2008, the Company issued a press release announcing the closing of the Acquisition, which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this Form 8-K must be filed.

(b)

Pro Forma Financial Information

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy one (71) calendar days after the date this Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Exhibit Description
2.1	Asset Purchase Agreement, dated as of October 31, 2007, by and between PS Energy Group, Inc. and MXenergy Inc.*
99.1	Press Release, dated January 23, 2008.

*    Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on November 14, 2007.

The information in Item 8.01 of this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in Item 8.01 of this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: January 25, 2008	/s/ Carole R. Artman-Hodge
	Name:	Carole R. Artman-Hodge
	Title:	Executive Vice President and Secretary